REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Shareholders and Board of Trustees
Burnham Investment Trust
New York, New York


In planning and performing our audits of the financial
statements of Burnham Investors Trust (comprising
the Burnham Fund, Burnham Financial Services Fund and
Burnham Financial Long/Short Fund, the Funds) as of
and for the year ended December 31, 2015, in accordance
with the standards of the Public Company Accounting
Oversight Board (United States), we considered the
Funds internal control over financial reporting,
including control activities for safeguarding securities,
as a basis for designing our auditing procedures for the
purpose of expressing our opinion on the financial
statements and to comply with the requirements of
Form N-SAR, but not for the purpose of expressing an
opinion on the effectiveness of the Funds internal
control over financial reporting.   Accordingly, we
express no such opinion.

The management of the Funds is responsible for
establishing and maintaining effective internal
control over financial reporting.   In fulfilling
this responsibility, estimates and judgments by
management are required to assess the expected benefits
and related costs of controls.   A companys internal
control over financial reporting is a process designed
to provide reasonable assurance regarding the reliability
of financial reporting and the preparation of financial
statements for external purposes in accordance generally
accepted accounting principles.   A companys internal
control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting
exists when the design or operation of a control does not
allow management or employees, in the normal course of
performing their assigned functions, to prevent or detect
misstatements on a timely basis.   A material weakness
is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.




Shareholders and Board of Trustees
Burnham Investment Trust
Page Two





Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose
all deficiencies in internal control that might material weaknesses under standards established by the Public Company
Accounting Oversight Board (United States).   However, we
noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of December 31, 2015.

This report is intended solely for the information and use of management, Shareholders and Board of Trustees of Burnham Investors Trust and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.





		TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 26, 2016